                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------

                           BANK OF GRANITE CORPORATION
             (Exact name of registrant, as specified in its charter)

             DELAWARE                                      56-1550545
  (State or other jurisdiction of                       (I.R.S. Employer)
  incorporation or organization)                       Identification No.)

                               Post Office Box 128
                              23 North Main Street
                       Granite Falls, North Carolina 28630
                    (Address of principal executive officer)

                                  -------------

                           BANK OF GRANITE CORPORATION
                        1997 INCENTIVE STOCK OPTION PLAN
                            (Full title of the plan)

                                  -------------

                              JOHN A. FORLINES, JR.
                      Chairman and Chief Executive Officer
                           Bank of Granite Corporation
                               Post Office Box 128
                              23 North Main Street
                       Granite Falls, North Carolina 28630
                     (Name and address of agent for service)
                                 (704) 496-2000
          (Telephone number, including area code, of agent for service)

                                  -------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
        Title of securities              Amount to be             Proposed                 Proposed               Amount of
          to be registered                registered              maximum                  maximum            registration fee
                                                             offering price per       aggregate offering
                                                                    unit                    price
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value               100,000              $28.875(1)             $2,887,500(1)               $875
==================================================================================================================================

(1) In accordance with Rule 457(h)(1) of Regulation C, the price for the shares is computed on the basis of the average high and low prices for Common Shares on June 9, 1997 as reported on the Nasdaq SmallCap Market.

================================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

         Omitted pursuant to the instructions and provisions of Form S-8.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Omitted pursuant to the instructions and provisions of Form S-8.


                       PART II INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission by Bank of Granite Corporation (the "Company") are incorporated by reference into this registration statement:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

                  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in paragraph (a) above; and

                  (c) The description of the Common Stock, par value $1.00 per share ("Common Stock"), of the Company set forth in the Company's registration statements filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") and any amendment or report filed for the purpose of updating such descriptions.

         All documents subsequently filed by the Company and pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145(a) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

        Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards to those set forth above, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

        Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections 145(a) and (b) thereof or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145. In addition, Section 145(e) provides that expenses (including attorneys' fees) incurred by an officer or director in defending any action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized by Section 145. Moreover, Section 145(j) provides that the indemnification provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        Section 102(b)(7) of the General Corporation Law provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of its directors or governing body for monetary damages for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock purchase or redemption which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty.

        The Company's Restated Certificate of Incorporation, as amended (the "Charter"), provides that to the fullest extent permitted by the General Corporation Law of Delaware, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director and that any repeal or modification of such provision shall have only prospective effect and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification. The Charter also provides for advancement of expenses to directors to defend lawsuits brought against them as directors of the Company, with no obligations for any director to repay such expenses to the Company unless it is ultimately determined that such director is not entitled to indemnification by the Company for the actions subject to the lawsuit.

        The Company's Bylaws provide that any person and his or her heirs, executors, or administrators, may be indemnified or reimbursed by the Company for reasonable expenses actually incurred in connection with any threatened, pending or completed action, suit or proceeding, civil, administrative, investigative or criminal, to which any of them shall have been made a party by reason of a person being or having been a director, officer, or employee of the Company or of any firm, corporation, or organization which that person served in any such capacity at the request of the Company; provided, that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful and, provided further, that no such person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the Company, or the Board of Directors, acting by vote of directors not parties to the same or substantially the same action, suit, or proceeding, constituting a majority of the whole number of directors. The Bylaws also state that the foregoing right of indemnification or reimbursement is not exclusive of other rights to which the indemnified party and his or her heirs, executors, or administrators may be entitled as a matter of law.

        In addition, the Bylaws provide that the Company may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its directors, officers, and other employees to the extent that such indemnification is allowed pursuant to the Bylaws. Such insurance may, but need not, be for the benefit of all directors, officers, or employees. The Company has purchased directors' and officers' liability insurance providing coverage in the amount of $5,000,000.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

ITEM 8. EXHIBITS.

Exhibit Number                        Description
--------------                        -----------

         4.1      Bank of Granite Corporation 1997 Incentive Stock Option Plan

         4.2 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit C of Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 (Registration Statement No. 33-11876) of the Company filed on February 23, 1987.)

         4.3 Amendment to Restated Certificate of Incorporation of the Company (filed with Secretary of State of Delaware on April 27, 1990).

         4.4 Amendment to Restated Certificate of Incorporation of the Company (filed with Secretary of State of Delaware on April 13, 1992).

         4.5 Amendment to Restated Certificate of Incorporation of the Company (filed with Secretary of State of Delaware on May 16,
                  1996).

         4.6 Bylaws of the Company (incorporated by reference to Exhibit D of Pre-Effective Amendment No. 1 to Registration Statement
                  S-4 (Registration Statement No. 33-11876) of the Company filed on February 23, 1987.

         5 Opinion of Robinson, Bradshaw & Hinson, P.A. with respect to the validity of the shares being offered

         23.1     Consent of Robinson, Bradshaw & Hinson, P.A. (contained in
                  Exhibit 5)

         23.2     Consent of Deloitte & Touche LLP

         24.1     Powers of Attorney

ITEM 9. UNDERTAKINGS.

         The Company hereby undertakes as follows:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; and (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; provided, however, the above subparagraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by these subparagraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Granite Falls, State of North Carolina, on this 13th day of June, 1997.

                                     BANK OF GRANITE CORPORATION

                                     By: /s/ JOHN A. FORLINES, JR.*
                                         -------------------------------------
                                         John A. Forlines, Jr.
                                         Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                       TITLE                     DATE
         ---------                       -----                     ----

  JOHN A. FORLINES, JR.*        Chairman and Chief            June 13, 1997
-----------------------------   Executive Officer
  John A. Forlines, Jr.

    CHARLES M. SNIPES*          President and Director        June 13, 1997
-----------------------------
    Charles M. Snipes

 /s/ Randall C. Hall            Chief Financial Officer       June 13, 1997
-----------------------------   (Principal Financial and
     Randall C. Hall            Accounting Officer)

       JOHN N. BRAY*            Director                      June 13, 1997
-----------------------------
       John N. Bray

     ROBERT E. CLINE*           Director                      June 13, 1997
-----------------------------
     Robert E. Cline

    BARBARA F. FREIMAN*         Director                      June 13, 1997
-----------------------------
    Barbara F. Freiman

     HUGH R. GAITHER*           Director                      June 13, 1997
-----------------------------
     Hugh R. Gaither

      BOYD C. WILSON*           Director                      June 13, 1997
-----------------------------
      Boyd C. Wilson


*By: /s/ Randall C. Hall
     -----------------------------------
     (Randall C. Hall, Attorney-in-Fact)

                                  EXHIBIT INDEX

Exhibit Number                        Description
--------------                        -----------

         4.1      Bank of Granite Corporation 1997 Incentive Stock Option Plan

         4.2 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit C of Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 (Registration Statement No. 33-11876) of the Company filed on February 23, 1987.)

         4.3 Amendment to Restated Certificate of Incorporation of the Company (filed with Secretary of State of Delaware on April 27, 1990).

         4.4 Amendment to Restated Certificate of Incorporation of the Company (filed with Secretary of State of Delaware on April 13, 1992).

         4.5 Amendment to Restated Certificate of Incorporation of the Company (filed with Secretary of State of Delaware on May 16,
                  1996).

         4.6 Bylaws of the Company (incorporated by reference to Exhibit D of Pre-Effective Amendment No. 1 to Registration Statement
                  S-4 (Registration Statement No. 33-11876) of the Company filed on February 23, 1987.

         5 Opinion of Robinson, Bradshaw & Hinson, P.A. with respect to the validity of the shares being offered

         23.1     Consent of Robinson, Bradshaw & Hinson, P.A. (contained in
                  Exhibit 5)

         23.2     Consent of Deloitte & Touche LLP

         24.1     Powers of Attorney